EXHIBIT 16.1
          LETTER ON CHANGE IN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



                                October 11, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:



                      WIRELESS CABLE & COMMUNICATIONS, INC.

We have read the "Changes in and Disagreements with Accountant on Accounting and Financial Disclosure" section of Wireless Cable & Communications, Inc.'s Form 10-SB dated October 18, 1996 and are in agreement with the statements contained therein.


Yours very truly,


Jones, Jensen & Company

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